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                                                                    EXHIBIT 23.2


CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Regions Financial Corporation for the registration of up to 36,649,497 shares of its common stock and to the incorporation by reference therein of our report dated September 20, 2000, with respect to the consolidated financial statements of Morgan Keegan, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended July 31, 2000, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Memphis, Tennessee
January 22, 2001